Exhibit 10.1
AMENDMENT TO
FORWARD PURCHASE SHARE AGREEMENT

THIS AMENDMENT, dated as of November 1, 2022 (this “Amendment”), to that certain forward share purchase agreement (the “Forward Share Purchase Agreement”), dated as of August 5, 2022, by and between Wag! Group Co., a Delaware corporation (“Company”) and MMCAP International Inc. SPC (“Investor”). Capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed thereto in the Forward Share Purchase Agreement.

WHEREAS, the Business Combination has been consummated and the Business Combination Closing Date has occurred;

WHEREAS, as of the date of this Amendment, the number of Shares subject to the Forward Share Purchase Agreement is 955,000 Shares; and

WHEREAS, the Company and the Investors desire to amend the Forward Share Purchase Agreement to extend the term of the Forward Share Purchase Agreement and to make the other changes set forth in this Amendment.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein and in the Forward Share Purchase Agreement, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

Article I

1.1Amendments to the Forward Share Purchase Agreement.
All references to the date that is “the three (3) month anniversary of the date of the closing of the Business Combination” are hereby deleted and replaced with the following date:
November 23, 2022

1.2Agreement in Effect. Except as expressly amended by this Amendment, the Forward Share Purchase Agreement shall remain in full force and effect in accordance with its terms. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Forward Share Purchase Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein.

1.3Effectiveness. This Amendment shall be valid and enforceable as of the date of this Amendment, shall form a part of the Forward Share Purchase Agreement for all purposes hereafter and may not be revoked by any party hereto.

1.4Disclosure. The Company shall publicly disclose the entry by the Parties into this Amendment either by the issuance of a press release or the filing with the Commission a Current Report on Form 8-K, in each case, by 9:00 a.m., Eastern Time on the first Business Day immediately following the date that the Parties enter into this Amendment.
1.5Governing Law; Jurisdiction. This Amendment, the entire relationship of the Parties, and any litigation among the Parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Delaware, without giving effect to its choice of laws or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Any dispute arising

Exhibit 10.1
from or relating to the relative rights of the Parties hereto and all other questions concerning the construction, validity and interpretation of this Agreement, shall be brought exclusively in the Court of Chancery or, to the extent the Court of Chancery does not have subject matter jurisdiction, the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts or, to the extent neither the Court of Chancery nor the Delaware Federal Court has subject matter jurisdiction, the Superior Court of the State of Delaware, and, solely with respect to any such action (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts,
(ii) waives any objection to laying venue in any such action in the Chosen Courts, and (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party hereto.
[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first set forth above.

By:

By:	/s/ Matthew MacIsaac
Name:	Matthew MacIsaac
Title:	Secretary, MM Asset Management Inc.,
Investment Advisor to MMCAP International Inc. SPC

By:
Name:
Title:
WAG! GROUP CO.

By:	/s/ Alec Davidian
Name:	Alec Davidian
Title:	Chief Financial Officer